SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.                          ]

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United Technologies Corporation

(Name of Registrant as Specified in Its Charter)

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Explanatory Note

United Technologies Corporation is filing the attached charts pursuant to Rule 14a-6 under the Securities Exchange Act of 1934. These charts may be provided to individual shareowners in discussions held in anticipation of the 2007 Annual Meeting of Shareowners of United Technologies Corporation.

0.00
1.00
2.00
3.00
4.00
5.00
1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007
Consensus
0
16
32
48
64
80
UTC
EPS vs share price growth
($ EPS)
1 EPS before cumulative effect of FIN 47 accounting change that resulted in a non-cash after-tax cumulative impact of $95 million or $0.09 per share, recorded in fourth quarter 2005 results
1
EPS CAGR 15%
EPS CAGR 16%
EPS CAGR 18%
($ share price)

REVENUE GROWTH 2000-2006 -2% 0% 2% 4% 6% 8% 10% 12% UTX COL ASD ITW GE TYC DOV MMM EMR HON BA TXT Average = 5.6% (CAGR, %) Peer companies adjusted for discontinued operations 2

EARNINGS PER SHARE GROWTH
2000-2006
(4)
(2)
0
2
4
6
8
10
12
14
16
UTX COL MMM ITW ASD TXT GE BA EMR DOV HON TYC
(CAGR, %)
Average = 7.2%
Peer companies adjusted for discontinued operations, accounting changes, and significant one time items

IS UTC A CYCLICAL?
(40)
(20)
0
20
40
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006
(annual EPS, % change)
UTX (16% CAGR)
Cyclicals (7% CAGR)
1
1  Morgan Stanley Cyclical Index
2  UTX EPS before cumulative effect of FIN 47 accounting change that resulted in a non-cash after-tax cumulative impact of $95 million or $0.09 per share, recorded in fourth quarter 2005 results
2 2
77%
(46)%

IS UTC A CONSUMER STAPLE?
0
10
20
30
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006
(annual EPS, % change)
UTX (16% CAGR)
Consumer staples (8% CAGR)
1
1  S&P Consumer Staples Index
2  UTX EPS before cumulative effect of FIN 47 accounting change that resulted in a non-cash after-tax cumulative impact of $95 million or $0.09 per share, recorded in fourth quarter 2005 results
2 2

0 200 400 600 800 1000 1200 1400 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 UTX S&P 500 Peers PERFORMANCE Cumulative shareholder return (%) 6